EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-179443, 333-204410, 333-224836 and 333-256377) and Form S-3 (No. 333-239980) of Biomerica, Inc. and Subsidiaries, of our report dated August 27, 2021, relating to the consolidated financial statements as of May 31, 2021 and 2020 and for the years ended May 31, 2021 and 2020, which appears in this Form 10-K.

/s/ PKF San Diego, LLP

PKF San Diego, LLP (formerly PKF, LLP)

San Diego, CA August 27, 2021